STOCK PURCHASE AGREEMENT

     Stock Purchase Agreement, dated as of January 26, 1996, by and between Concept Communications, Inc., a Delaware corporation
("Concept"), and Allied Cellular Systems, Inc., a Delaware corporation ("Allied").

     WHEREAS, Concept desires to purchase from Allied, and Allied desires to sell to Concept, 170,000 shares (the "Shares") of the common stock of The Nostalgia Television Network, Inc., ("Nostalgia"), par value $.04 per share (the "Nostalgia Stock"), and grant to Concept options to purchase up to 1,000,000 shares of Nostalgia Stock (the "Option Shares");

     WHEREAS, Concept and Allied are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith; and

     WHEREAS, Concept, Allied, M/A Burgers Inc. and Richard K. Diamond, as Trustee of the Bankruptcy Estate of Gold'N M Television, Inc., a Delaware corporation, have entered into a Settlement Agreement and Mutual Release, subject to Bankruptcy Court approval (the "Bankruptcy Settlement Agreement").

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Purchase of Stock and Certain Rights.

          a. At the Closing, as defined below, Allied will transfer to Concept the Shares and shall deliver to Concept good and valid title to the Shares, free and clear of all encumbrances and restrictions of any character or nature whatsoever, together with (i) certificates for the Shares, (ii) fully executed stock powers in the form of Exhibit A attached hereto relating to such Shares' certificates, and (iii) all other instruments or notices relating to the Shares as shall be necessary or appropriate to effect the transfer and reissuance to Concept of the Shares.

          b. At the Closing, Concept will deliver to Allied by wire transfer or cashier's check one hundred fifty three thousand dollars ($153,000).

          c. At the Closing, Concept and Allied will execute an option agreement in the form attached as Exhibit B.

          d. The closing of the transaction contemplated herein (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson at 10:00 a.m. on the fifth business day after approval of the Bankruptcy Settlement Agreement by the Bankruptcy Court for the Central District of California and the Order approving the Settlement Agreement becomes a Final Order as defined in the Bankruptcy Settlement Agreement or at such other time and place as the parties may agree.

     2. Representations and Warranties of Allied. Allied hereby represents and warrants to Concept as follows:

          a. Allied is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          b. This Agreement has been duly executed and delivered by, and is binding and enforceable against Allied, in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity. The execution and delivery of this Agreement and other documents contemplated hereby and the consummation of the transactions contemplated hereby do not violate or constitute a breach of or default under (whether after the giving of notice or lapse of time or both) any provision of the charter, bylaws or any governing or operating documents of Allied, any existing law or regulation to which Allied or its respective properties are subject, or any mortgage, indenture, security agreement, contract, order, judgment, injunction, decree, license or other agreement to which Allied is a party or by which it is bound.

          c. Allied has the full, absolute and entire authority, power and legal right to execute, deliver and perform this Agreement and the other documents and agreements contemplated hereby and to consummate the transactions contemplated hereby. The consummation of the transactions contemplated hereby (i) does not require the consent, approval or authorization of, or registration, declaration or filing with, any other affiliate of Allied or any third party, other than the approval of the Bankruptcy Court which will have been obtained prior to Closing; (ii) will not result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of Allied; and (iii) is in accordance with all federal and state securities laws.

          d. The Shares, and all right, title and interest therein, were transferred pursuant to a Bankruptcy Court Order and are owned of record and beneficially by Allied, free and clear of any option, call, contract, commitment, demand, lien, charge, security interest, encumbrance or restriction of any kind or nature whatsoever. Upon delivery of the Shares to Concept at the Closing, Concept shall receive good and valid title to the Shares free and clear of any and all option, call, contract, commitment, demand, lien, charge, security interest, encumbrance or restrictions of any kind or nature whatsoever.

          e. No defaults or other breach by Allied has occurred under or with respect to any documents referenced herein.

          f. There are no brokerage or other commissions which are payable in connection with the sale of the Shares.

          g. Allied is solvent as of the date of Closing. Accordingly, Allied currently has and has always had the ability to pay its debts when due and the value of its current assets exceeds the aggregate amount of its current liabilities. No creditor of Allied has applied for a receiver, trustee or similar officer with respect to substantially all of Allied's property and neither Allied nor its creditors have instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, reorganization arrangement, readjustment of debts, liquidation, dissolution or similar proceeding relating to Allied.

     3. Representations and Warranties of Concept. Concept hereby represents and warrants to Allied as follows:

          a. Concept is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          b. This Agreement has been duly executed and delivered by, and is binding and enforceable against, Concept in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby do not violate or constitute a breach of or default under (whether after the giving of notice or lapse of time or both) any provision of the charter, bylaws or any governing or operating documents of Concept, respectively, any existing law or regulation to which Concept or its properties are subject, or any mortgage, indenture, security agreement, contract, order, judgment, injunction, decree, license or other agreement to which Concept is a party or by which it is bound.

          c. Concept has the full, absolute and entire authority, power and legal right to execute, deliver and perform this Agreement and the other documents and agreements contemplated hereby and to consummate the transactions contemplated hereby. The consummation of the transactions contemplated hereby (i) does not require the consent, approval or authorization of, or registration, declaration or filing with, any shareholder of Concept or any third party (other than approval of the Bankruptcy Court and the filing of an amendment to its Schedule 13D); and (ii) will not result in a creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of Concept.

          d. The purchase of the Shares is for investment purposes only and Concept has no present intention to distribute the Shares.

     4.   Conditions to Closing.  The obligations of Concept and
Allied to consummate the transactions contemplated by this Agreement are each subject to the following conditions:

          a. Approval of the Bankruptcy Settlement Agreement by the Bankruptcy Court of the Central District of California and such order approving the Bankruptcy Settlement Agreement has become a Final Order as that term is defined in the Bankruptcy Settlement Agreement.

          b. The representations and warranties of the other party hereto are true in all material respects as if made at the date of Closing.

          c. All covenants of the other party hereto have been complied with in all material respects.

          d. No injunction has been imposed against the consummation of this transaction.

     5. Survival of Representations and Warranties. The representations and warranties made by Allied and Concept under this Agreement shall survive the Closing.

     6. Further Assurances. Each of the parties hereby covenants and agrees that, at any time, and from time to time after the date hereof, it shall execute, or cause to be executed, such additional documents and instruments (including but not limited to a factual certificate of the Record Owner) and take, or cause to be taken, such action as may be reasonably requested by the other party hereto to confirm or otherwise evidence the transfer of the Shares being sold hereunder or to otherwise carry out the intent and purposes of this Agreement. Concept and Allied agree to coordinate with one another on any public statements or filings made regarding the transactions which are the subject of this Agreement.

     7.   Miscellaneous Provisions.

          a. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, each of the parties, and their respective personal and legal representatives, successors and assigns.

          b. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflict of laws.


          c. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions hereof. Moreover, to the extent that the enforcement of any provision of the Agreement may be governed by its "reasonableness," if any such provision is found unenforceable as provided for herein, such provision shall be deemed amended so as to permit its enforcement to the extent deemed reasonable.

          d. Entire Agreement. This Agreement and the agreements contemplated hereby contain the entire Agreements and understandings by and between the parties hereto with respect to the matter set forth herein. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement shall be deemed a valid waiver of any other provision of this Agreement at such time nor will it be deemed valid waiver of such provision at any other time. No failure by either party to exercise, and no delay by either party in exercising any right, power or remedy with respect to the obligations and covenants set forth herein, shall operate as a waiver of any such right, power or remedy. Any and all previous agreements between the parties hereto are superseded hereby except for the provisions in the Settlement Agreement.

          e. Headings. The headings contained herein are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

          f. Counterparts. This Agreement may be executed in counterparts, which together shall be deemed to constitute one valid and binding agreement.

          g. Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or considering such provision shall not apply any presumption that the terms hereof shall be more strictly construed against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement and that legal counsel was consulted by each party in connection with the preparation and execution of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                         CONCEPT COMMUNICATIONS, INC.


                         By:  /s/  DONG MOON JOO
                         Name:     Dong Moon Joo
                         Title:    President

                         ALLIED CELLULAR SYSTEMS, INC.


                         By:  /s/  DAVID L. PETERSEN
                         Name:     David L. Petersen
                         Title:    Executive Vice President
                                     and Chief Financial Officer

                                                              Exhibit A

                         STOCK POWER
               ASSIGNMENT SEPARATE FROM CERTIFICATE


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Concept Communications, Inc., an aggregate of
(    ) share[s] of the Common Stock of The Nostalgia Network,
Inc., standing in the undersigned's name on the books of said corporation represented by Certificate No. [ ] delivered herewith, and does hereby irrevocably constitute ___________________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.


Dated:                        [COMPANY NAME]

                              _________________________
                              Name:
                              Title:

                                                  Exhibit B

                      OPTION AGREEMENT

     AGREEMENT, dated ___________, 199[5], between Concept
Communications, Inc., a Delaware corporation ("Concept") , and
Allied Cellular Systems, Inc., a Delaware corporation ("Allied").

     WHEREAS, Concept and Allied are parties to a stock purchase
("Stock Purchase") agreement ("Stock Purchase Agreement"), dated
January 26, 1996, set to close on the fifth day after approval of the Stock Purchase by the Bankruptcy Court for the Central
District of California (the "Closing");

     WHEREAS, the Stock Purchase Agreement provides for execution of this option agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency which are hereby acknowledged, the parties do hereby agree as follows:

     1.   Option Grant to Concept.

          a. Concept is hereby granted the option to purchase from Allied, subject to and under the terms and conditions set forth in this Agreement, all or any part of 1,000,000 shares (the "Option Shares") of common stock, par value $.04 per share of Nostalgia Television Network, Inc., ("Nostalgia Stock"), at the following exercise prices ("Concept Option"):


Time Period                      Exercise Price per Option Share

[Closing], 199[5] to [6 months               $ .90
from Closing], 199[6]

[6 months from Closing], 199[6]              $1.00
to [12 months from Closing], 199[6]

[12 months from Closing], 199[6]             $1.10
to [18 months from Closing], 199[7]


          b. This option shall be exercisable by written notice (the "Concept Option Exercise Notice") of Concept to Allied. Concept may purchase all or any part of the Option Shares (but not fractions of an Option Share), at such time or times as it may desire, until eighteen months after the date hereof, and any shares not purchased on or before such date may not thereafter be purchased hereunder.


          c. The Concept Option may only be exercised by Concept against Allied and not against any other person to which the Option Shares are transferred during the period of eighteen months after the date hereof.

     2.   Option Grant to Allied.

          a. Concept hereby grants Allied the option to require Concept to purchase any Option Shares not purchased pursuant to the Concept Option at an exercise price of $1.20 per share for a six month period commencing eighteen months after the date hereof ("Allied Option"). The Allied Option is not transferable.

          b.   This option shall be exercisable by written notice
(the "Allied Option Exercise Notice") of Allied to Concept.

          c. The Allied Option may only be exercised by Allied against Concept. Any transferee acquiring the Option Shares does not acquire any right to exercise the Allied Option.

     3.   Purchase of Option Shares under Concept Option and
Allied Option.

          a. Nostalgia Stock purchased pursuant to this Agreement (the "Shares") shall be paid for in full by wire transfer or cashier's check at the Option Shares Closing, as defined below. Upon receipt of a Concept Option Exercise Notice or Allied Option Exercise Notice, at the Option Shares Closing, Allied will transfer to Concept the Shares and shall deliver to Concept good and valid title to the Shares, free and clear of all encumbrances and restrictions of any character or nature whatsoever, together with (i) certificates for the Shares, (ii) fully executed stock powers in the form of Exhibit 1 attached hereto relating to such Shares' certificates, and (iii) all other instruments or notices relating to the Shares as shall be necessary or appropriate to effect the transfer and reissuance to Concept of the Shares.

          b. Each closing of the purchase of Nostalgia Stock pursuant to this Agreement (an "Option Shares Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson at 10:00 a.m. on the tenth business day after receipt of a Concept Option Exercise Notice or Allied Option Exercise Notice or at such other time and place as the parties may agree.

     4. Proxy Grant to Concept. Allied hereby grants Concept an irrevocable proxy to vote the Option Shares on all matters submitted to the vote of Nostalgia stockholders until the expiration of the option granted to Allied. The parties agree that this proxy is coupled with an interest. The form of the proxy is attached hereto as Exhibit 2.


     5. Representations and Warranties of Allied. Allied hereby represents and warrants to Concept as follows:

          a. Allied is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          b. This Agreement has been duly executed and delivered by, and is binding and enforceable against, Allied in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity. The execution and delivery of this Agreement and other documents contemplated hereby and the consummation of the transactions contemplated hereby do not violate or constitute a breach of or default under (whether after the giving of notice or lapse of time or both) any provision of the charter, bylaws or any governing or operating documents of Allied, any existing law or regulation to which Allied or its respective properties are subject, or any mortgage, indenture, security agreement, contract, order, judgment, injunction, decree, license or other agreement to which Allied is a party or by which it is bound.

          c. Allied has the full, absolute and entire authority, power and legal right to execute, deliver and perform this Agreement and the other documents and agreements contemplated hereby and to consummate the transactions contemplated hereby. The consummation of the transactions contemplated hereby (i) does not require the consent, approval or authorization of, or registration, declaration or filing with, any other affiliate of Allied or any third party (including any governmental authority); (ii) will not result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of Allied; and (iii) is in accordance with all federal and state securities laws.

          d. The Shares, and all right, title and interest therein, are owned of record and beneficially by Allied, free and clear of any option, call, contract, commitment, demand, lien, charge, security interest, encumbrance or restriction of any kind or nature whatsoever. Upon delivery of the Shares to Concept at the Option Shares Closing, Concept shall receive good and valid title to the Shares free and clear of any and all option, call, contract, commitment, demand, lien, charge, security interest, encumbrance or restrictions of any kind or nature whatsoever.

          e. No defaults or other breach by Allied has occurred under or with respect to any documents referenced herein.

          f. There are no brokerage or other commissions which are payable in connection with the sale of the Shares.

          g. Allied is solvent as of the date of the Option Shares Closing. Accordingly, Allied currently has and has always had the ability to pay its debts when due and the value of its current assets exceeds the aggregate amount of its current liabilities. No creditor of Allied has applied for a receiver, trustee or similar officer with respect to substantially all of Allied's property and neither Allied nor its creditors have instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, reorganization arrangement, readjustment of debts, liquidation, dissolution or similar proceeding relating to Allied.

     6. Representations and Warranties of Concept. Concept hereby represents and warrants to Allied as follows:

          a. Concept is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          b. This Agreement has been duly executed and delivered by, and is binding and enforceable against, Concept in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby do not violate or constitute a breach of or default under (whether after the giving of notice or lapse of time or both) any provision of the charter, bylaws or any governing or operating documents of Concept, respectively, any existing law or regulation to which Concept or its properties are subject, or any mortgage, indenture, security agreement, contract, order, judgment, injunction, decree, license or other agreement to which Concept is a party or by which it is bound.

          c. Concept has the full, absolute and entire authority, power and legal right to execute, deliver and perform this Agreement and the other documents and agreements contemplated hereby and to consummate the transactions contemplated hereby. The consummation of the transactions contemplated hereby (i) does not require the consent, approval or authorization of, or registration, declaration or filing with, any shareholder of Concept or any third party (including any governmental authority except for the filing of an amendment to
Schedule 13D); and (ii) will not result in a creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of Concept.

          d. The purchase of the Shares is for investment purposes only and Concept has no present intention to distribute the Shares.

     7. Survival of Representations and Warranties. The representations and warranties made by Allied and Concept under this Agreement shall survive indefinitely.

     8. Further Assurances. Each of the parties hereby covenants and agrees that, at any time, and from time to time after the date hereof, it shall execute, or cause to be executed, such additional documents and instruments and take, or cause to be taken, such action as may be reasonably requested by the other party hereto to confirm or otherwise evidence the transfer of the Shares being sold hereunder or to otherwise carry out the intent and purposes of this Agreement. Concept and Allied agree to coordinate with one another on any public statements or filings made regarding the transactions which are the subject of this Agreement.

     9.   Miscellaneous Provisions.

          a. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, each of the parties, and their respective personal and legal representatives, successors and assigns.

          b. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of laws.

          c. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not effect the validity or enforceability of the other provisions hereof. Moreover, to the extent that the enforcement of any provision of the Agreement may be governed by its "reasonableness," if any such provision is found unenforceable as provided for herein, such provision shall be deemed amended so as to permit its enforcement to the extent deemed reasonable.

          d. Entire Agreement. This Agreement and the agreements contemplated hereby contain the entire agreements and understandings by and between the parties hereto with respect to the matter set forth herein. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement shall be deemed a valid waiver of any other provision of this Agreement at such time nor will it be deemed valid waiver of such provision at any other time. No failure by either party to exercise (except for the specific right to exercise the Concept Option or Allied Option), and no delay by either party in exercising any right, power or remedy with respect to the obligations and covenants set forth herein, shall operate as a waiver of any such right, power or remedy. Any and all previous agreements between the parties hereto are superseded hereby except for the rights and releases contained in the Settlement Agreement.

          e. Headings. The headings contained herein are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

          f. Counterparts. This Agreement may be executed in counterparts, which together shall be deemed to constitute one valid and binding agreement.


          g. Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or considering such provision shall not apply any presumption that the terms hereof shall be more strictly construed against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement and that legal counsel was consulted by each party in connection with the corporation and execution of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                         CONCEPT COMMUNICATIONS, INC.


                         By:
                         Name:     Dong Moon Joo
                         Title:    President

                         ALLIED CELLULAR SYSTEMS, INC.


                         By:
                         Name:     David L. Petersen
                         Title:    Executive Vice President
                                   and Chief Financial Officer

                                                       Exhibit 1

                         STOCK POWER
               ASSIGNMENT SEPARATE FROM CERTIFICATE


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Concept Communications, Inc., an aggregate of
(    ) share[s] of the Common Stock of The Nostalgia Network,
Inc., standing in the undersigned's name on the books of said corporation represented by Certificate No. [ ] delivered herewith, and does hereby irrevocably constitute ___________________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.


Dated:                        [COMPANY NAME]

                              _______________________________
                              Name:
                              Title:

                                                       Exhibit 2

                         FORM OF PROXY


     The undersigned hereby irrevocably constitutes and appoints Concept Communications, Inc. ("Concept"), the attorneys and proxies of the undersigned, each with full power of substitution, to vote, to the extent permitted by law, in such manner as each such attorney and proxy or its substitute shall in its sole discretion deem proper, and otherwise act (including pursuant to written consent) with respect to all of the 1,000,000 shares of common stock, par value $.04 per share, of The Nostalgia Network, Inc. (the "Company") (the "Shares") (and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof) which the undersigned or nominees of the undersigned would be entitled to vote at any meeting of stockholders (whether annual or special and whether or not an adjourned meeting) of the Company, or consent in lieu of any such meeting, or otherwise. This proxy is irrevocable (and coupled with an interest pursuant to an Option Agreement dated as of December __, 1995 (the "Agreement") between the undersigned and the Company). This proxy shall be deemed immediately revoked with respect to any Shares sold by the undersigned (whether sold to Concept or on the open market) on the date of closing with respect to the sale of said Shares. With respect to any Shares as to which this proxy has not been revoked pursuant to the immediately preceding sentence, this proxy shall be deemed immediately revoked with respect to said Shares eighteen (18) months following the first purchase of Shares by Concept pursuant to the Stock Purchase Agreement dated as of December ___, 1995.

Dated as of _____________, 1995.


                                   _________________________
                                   Signature